THE AES CORPORATION
PERFORMANCE INCENTIVE PLAN
(As Amended and Restated October 10, 2023)
1. Purpose of the Plan
The purpose of The AES Corporation Performance Incentive Plan (the “Plan”) is to
advance the interests of the Company and its stockholders by providing incentives to key employees with significant responsibility for achieving performance goals critical to the success and growth of the Company. The Plan is designed to: (i) promote the attainment of the Company’s significant business objectives; (ii) encourage and reward management teamwork across the entire Company; and (iii) assist in the attraction and retention of employees vital to the Company’s long-term success. The Plan has been amended to comply with Section 409A.
2. Definitions
For the purpose of the Plan, the following definitions shall apply:

(a) (b)	“Board” means the Board of Directors of the Company.
“Code” means the Internal Revenue Code of 1986, as amended, including any successor law thereto.
“Committee” means the Compensation Committee of the Board, or such other committee as is appointed or designated by the Board to administer the Plan, in each case which shall be comprised solely of two or more “outside directors”(as
(c)
defined under Section 162(m) of the Code and the regulations promulgated thereunder).

(d)	“Company” means The AES Corporation and any subsidiary entity or affiliate thereof, including subsidiaries or affiliates which become such after adoption of the
Plan.
“Forfeit,” “Forfeiture,” “Forfeited” means the loss by a Participant of any and all
(e)
rights to an award granted under the Plan, including the loss to any payment of compensation by the Company under the Plan or any award granted thereunder.

(f)	“Participant” means any person: (1) who satisfies the eligibility requirements set forth in Paragraph 4; (2) to whom an award has been made by the Committee; and
(3) whose award remains outstanding under the Plan.
“Performance Goal” means, in relation to any Performance Period, the level of performance that must be achieved with respect to a Performance Measure.
“Performance Measures” means any one or more of the following performance
(g)
(h)
criteria, either individually, alternatively or in any combination, and subject to such modifications or variations as specified by the Committee, applied to either the

Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’
results or to a designated comparison group, in each case as specified by the
Committee: cash flow (including, without limitation, proportional cash flow); cash flow from operations; earnings (including, but not limited to, earnings before interest, taxes, depreciation, and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; capital expenditures; debt; debt reduction; working capital; return on investment; return on sales; net or gross sales; market share;
economic value added; cost of capital; change in assets; expense reduction levels;
productivity; delivery performance; safety record and/or performance; stock price;
return on equity; total stockholder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income;
operating income adjusted for management fees and depreciation, and amortization; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification, new or expanded market penetration and other nonfinancial operating and management performance objectives.
To the extent consistent with Section 162(m) of the Code and the regulations promulgated thereunder, the Committee may determine at the time the performance goals are established that certain adjustments shall apply, in whole or in part, in such manner as specified by the Committee, to exclude the effect of any of the following events that occur during a Performance Period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; business combinations, reorganizations and/or restructuring programs, including but not limited to reductions in force and early retirement incentives;
currency fluctuations; and any extraordinary, unusual, infrequent or non-recurring items, including, but not limited to, such items separately identified in the financial statements and/or notes thereto in accordance with generally accepted accounting principles.
(i) “Performance Period” means, in relation to any award, the calendar year or other period of 12 months or less for which a Participant’s performance is being calculated, with each such period constituting a separate Performance Period.
(j) “Section 409A” shall mean Section 409A of the Code, the regulations and other binding guidance promulgated thereunder.
(k) “Retirement” means retirement of an employee as determined and authorized by the Committee.
(l) “Total and Permanent Disability” means: (1) if the Participant is insured under a long-term disability insurance policy or plan which is paid for by the Company, the

Participant is totally disabled under the terms of that policy or plan; or (2) if no such policy or plan exists, the Participant shall be considered to be totally disabled as determined by the Committee.
3. Administration of the Plan
(a) The management of the Plan shall be vested in the Committee; provided, however, that all acts and authority of the Committee pursuant to this Plan shall be subject to the provisions of the Committee’s Charter, as amended from time to time, and such other authority as may be delegated to the Committee by the Board. The Committee may, with respect to Participants whom the Committee determines are not likely to be subject to Section 162(m) of the Code, delegate such of its powers and authority under the Plan to the Company’s officers as it deems necessary or appropriate. In the event of such delegation, all references to the Committee in this Plan shall be deemed references to such officers as it relates to those aspects of the Plan that have been delegated.
(b) Subject to the terms of the Plan, the Committee shall, among other things, have full authority and discretion to determine eligibility for participation in the Plan, make awards under the Plan, establish the terms and conditions of such awards (including the Performance Goal(s) and Performance Measure(s) to be utilized) and determine whether the Performance Goals applicable to any Performance Measures for any awards have been achieved. The Committee’s determinations under the Plan need not be uniform among all Participants, or classes or categories of Participants, and may be applied to such Participants, or classes or categories of Participants, as the
Committee, in its sole and absolute discretion, considers necessary, appropriate or desirable. The Committee is authorized to interpret the Plan, to adopt administrative rules, regulations, and guidelines for the Plan, and may correct any defect, supply any omission or reconcile any inconsistency or conflict in the Plan or in any award.
All determinations by the Committee shall be final, conclusive and binding on the
Company, the Participant and any and all interested parties.
(c) Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which awards under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Section 162(m) of the Code, and to take such action, establish such procedures, and impose such restrictions at the time such awards are granted as the
Committee determines to be necessary or appropriate to conform to such requirements. Notwithstanding any provision of the Plan to the contrary, if an award under this Plan is intended to qualify as performance-based compensation under Section 162(m) of the Code and the regulations issued thereunder and a provision of this Plan would prevent such award from so qualifying, such provision shall be administered, interpreted and construed to carry out such intention (or disregarded to the extent such provision cannot be so administered, interpreted or construed).

(d) The benefits provided under the Plan are intended to comply with Section 409A or an exception thereunder and shall be construed accordingly. Notwithstanding any provision of the Plan to the contrary, if any benefit provided under this Plan is subject to the provisions of Section 409A and the regulations issued thereunder (and not excepted therefrom), the provisions of the Plan shall be administered, interpreted and construed in a manner necessary to comply with Section 409A and the regulations issued thereunder (or disregarded to the extent such provision cannot be so administered, interpreted, or construed).
4. Participation in the Plan
Officers and key employees of the Company shall be eligible to participate in the Plan. No employee shall have the right to participate in the Plan, and participation in the Plan in any one Performance Period does not entitle an individual to participate in future Performance
Periods.
5. Incentive Compensation Awards
(a) The Committee may, in its discretion, from time to time make awards to persons eligible for participation in the Plan pursuant to which the Participant will earn cash compensation. The amount of a Participant’s award may be based on a percentage of such Participant’s salary or such other methods as may be established by the
Committee. Each award shall be communicated to the Participant, and shall specify, among other things, the terms and conditions of the award and the Performance
Goals to be achieved. The maximum amount of an award that may be earned under the Plan by any Participant for any Performance Period shall not exceed USD
$5,000,000.
(b) With respect to awards that are intended to be performance-based compensation under Section 162(m) of the Code, each award shall be conditioned upon the
Company’s achievement of one or more Performance Goal(s) with respect to the
Performance Measure(s) established by the Committee. No later than ninety (90)
days after the beginning of the applicable Performance Period, the Committee shall establish in writing the Performance Goals, Performance Measures and the method(s) for computing the amount of compensation which will be payable under the Plan to each Participant if the Performance Goals established by the Committee are attained; provided however, that for a Performance Period of less than one year, the Committee shall take any such actions prior to the lapse of 25% of the
Performance Period. In addition to establishing minimum Performance Goals below which no compensation shall be payable pursuant to an award, the
Committee, in its discretion, may create a performance schedule under which an amount less than or more than the target award may be paid so long as the
Performance Goals have been achieved.
(c) The Committee, in its sole discretion, may also establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any awards. Such additional restrictions or conditions need not be performance-based and may include, among other things, the receipt by a
Participant of a specified annual performance rating, the continued employment by the Participant and/or the achievement of specified performance goals by the

Company, business unit or Participant. Furthermore and notwithstanding any provision of this Plan to the contrary, the Committee, in its sole discretion, may reduce the amount of any award to a Participant if it concludes that such reduction is necessary or appropriate based upon: (i) an evaluation of such Participant’s performance; (ii) comparisons with compensation received by other similarly situated individuals working within the Company’s industry; (iii) the Company’s financial results and conditions; or (iv) such other factors or conditions that the
Committee deems relevant. Notwithstanding any provision of this Plan to the contrary, the Committee shall not use its discretionary authority to increase any award that is intended to be performance-based compensation under Section
162(m) of the Code.
6. Payment of Individual Incentive Awards
(a) After the end of the Performance Period, the Committee shall certify in writing the extent to which the applicable Performance Goals and any other material terms have been achieved. Subject to the provisions of the Plan, earned Awards shall be paid in the first calendar year immediately following the end of the Performance
Period and within the applicable 2-½ month period specified in Treas. Reg.
§ 1.409A-1(b)(4) (“Payment Date”). For purposes of this provision, and for so long as the Code permits, the approved minutes of the Committee meeting in which the certification is made may be treated as written certification.
(b) Unless otherwise determined by the Committee, Participants who have terminated employment with the Company prior to the actual payment date of any award for any reason other than death, Retirement or Total and Permanent Disability, shall
Forfeit any and all rights to payment under any awards then outstanding under the terms of the Plan and shall not be entitled to any cash payment for such period. If a
Participant’s employment with the Company should terminate during a
Performance Period by reason of death, Retirement or Total and Permanent
Disability or the Committee determines that an award is not Forfeited, the
Participant’s award shall be prorated to reflect the period of service prior to his/her termination, death, Retirement or Total and Permanent Disability, and shall be paid either to the Participant or, as appropriate, the Participant’s estate, subject to the
Committee’s certification that the applicable Performance Goals and other material terms have been met.
(c) The Committee shall determine whether, to what extent, and under what additional circumstances amounts payable with respect to an award under the Plan shall be deferred either automatically, at the election of the Participant, or by the
Committee. All deferrals under The AES Corporation Restoration Supplemental
Retirement Plan shall be made in accordance with terms and procedures of such plan.

7. Amendment or Termination of the Plan
While the Company intends that the Plan shall continue in force from year to year, the
Company reserves the right to amend, modify or terminate the Plan, at any time; provided,

however, that no such modification, amendment or termination shall, without the consent of the Participant, materially adversely affect the rights of such Participant to any payment that has been determined by the Committee to be due and owing to the Participant under the Plan but not yet paid. Any and all actions permitted under this Section 7 may be authorized and performed by the Committee in its sole and absolute discretion.
Notwithstanding the foregoing or any provision of the Plan to the contrary, the Committee may at any time (without the consent of the Participant) modify, amend or terminate any or all of the provisions of this Plan to the extent necessary to conform the provisions of the
Plan with Section 409A or Section 162(m) of the Code, the regulations promulgated thereunder or an exception thereto regardless of whether such modification, amendment, or termination of the Plan shall adversely affect the rights of a Participant under the Plan.
Notwithstanding, (i) Section 409A may impose upon the Participant certain taxes or other charges for which the Participant is and shall remain solely responsible, and nothing contained in this Plan shall be construed to obligate the Company for any such taxes or other charges, and (ii) in no event shall the Committee or Board (or any member thereof), or the Company (or its employees, officers, directors or affiliates) have any liability to any
Participant (or any other person) due to the failure of the Plan to satisfy the requirements of Section 409A or any other applicable law.
8. Rights Not Transferable
A Participant’s rights under the Plan may not be assigned, pledged, or otherwise transferred except, in the event of a Participant’s death, to the Participant’s designated beneficiary, or in the absence of such a designation, by will or by the laws of descent and distribution.
9. Funding/Payment
The Plan is not funded and all awards payable hereunder shall be paid from the general assets of the Company. No provision contained in this Plan and no action taken pursuant to the provisions of this Plan shall create a trust of any kind or require the Company to maintain or set aside any specific funds to pay benefits hereunder. To the extent a
Participant acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.
If any earned Award is not paid by the Payment Date due to administrative impracticability, such earned Award will be paid, without earnings, as soon as administratively practicable thereafter.
10. Withholdings
The Company shall have the right to withhold from any awards payable under the Plan or other wages payable to a Participant such amounts sufficient to satisfy federal, state and local tax withholding obligations arising from or in connection with the Participant’s participation in the Plan and such other deductions as may be authorized by the Participant or as required by applicable law.
11. Clawback
By accepting an award under the Plan, each Participant acknowledges and agrees that the terms and conditions set forth in The AES Corporation Amended and Restated
Compensation Recoupment Policy (as may be further amended and restated from time to time, the “Clawback Policy”), to the extent it is applicable to the Participant, creates additional rights for the Company with respect to certain awards and other applicable compensation. Notwithstanding any provisions in the Plan to the contrary, any award granted under the Plan and such other applicable compensation, including, without limitation, annual cash incentive compensation, will be subject to potential mandatory cancellation, forfeiture and/or repayment by the Participant to the Company to the extent the Participant is, or in the future becomes, subject to (i) any Company clawback or recoupment policy, including the Clawback Policy, and any other policies that are adopted to comply with the requirements of any applicable laws, rules, regulations, stock exchange listing standards or otherwise, or (ii) any applicable laws that impose mandatory clawback or recoupment requirements under the circumstances set forth in such laws, including as required by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and
Consumer Protection Act, or other applicable laws, rules, regulations, or stock exchange listing standards, as may be in effect from time to time, and which may operate to create additional rights for the Company with respect to awards and the recovery of amounts relating thereto. By accepting an award under the Plan, the Participant consents to be bound by the terms of the Clawback Policy, if applicable, and agrees and acknowledges that the
Participant is obligated to cooperate with, and provide any and all assistance necessary to, the Company in its efforts to recover or recoup an award, any gains or earnings related to an award, or any other applicable compensation, including, without limitation, annual cash incentive compensation, that is subject to clawback or recoupment pursuant to such laws, rules, regulations, stock exchange listing standards or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from the Participant of any such amounts, including from the Participant’s accounts or from any other compensation, to the extent permissible under Section 409A.
12. No Employment or Service Rights
Nothing contained in the Plan shall confer upon any Participant any right with respect to continued employment with the Company (or any of its affiliates) nor shall the Plan interfere in any way with the right of the Company (or any of its affiliates) to at any time reassign the Participant to a different job, change the compensation of the Participant or terminate the Participant’s employment for any reason.

13. Other Compensation Plans
Nothing contained in this Plan shall prevent the Corporation from adopting other or additional compensation arrangements for employees of the Corporation, including arrangements that are not intended to comply with Section 162(m) of the Code.
14. Governing Law
The Plan shall be governed by and construed in accordance with the laws of the State of
Delaware, without giving effect to its conflict of law provisions.
15. Effective Date
The Plan’s material terms have been approved by the Company’s stockholders. This amendment and restatement of The AES Corporation Performance Incentive Plan has been duly executed by the undersigned and is effective this 10th day of October 2023.
The AES Corporation
Tish Mendoza,
EVP & Chief Human Resources Officer